Exhibit 4.36

Amendment Agreement No. 1 to the Term Storage Contract

No. 2010-01 dated 17-09-2010

Between

Antwerp Terminal and Processing Company N.V.

And

Vitol SA

THIS AMENDMENT AGREEMENT NO. 1 is made on this 28th day of April 2015

BETWEEN

1.	Antwerp Terminal and Processing Company N.V., now known as ATPC Terminal N.V., is a company incorporated under the laws of Belgium with a registered office at Beliweg 20, Port n° 279, B2030 Antwerp, Belgium (“the Company”); and

AND

2.	Vitol SA, a private company limited by shares, incorporated and existing under Swiss law, having its official seat in Geneva, Switzerland and its principal place of business at Boulevard du Pont d’Arve 28, 1205 Geneva, Switzerland (“the Client”).

WHEREAS

(A)	The Company and the Client are parties to a Term Storage Contract No. 2010-01 dated 17-09-2010 in connection with gasoil storage and handling services at the Company’s terminal.

(B)	For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Client now wish to further amend the Contract in accordance with this Amendment Agreement No. 1.

NOW THEREFORE it is agreed as follows:

1.	The Company and the Client agree to amend the Storage Period as set forth in Article 4 of the Term Storage Contract from 15 September 2015 to 30 June 2015.

2.	Save to the extent as amended by this Amendment Agreement No. 1, all terms and conditions of the Term Storage Contract shall remain in full force and effect.

3.	This Amendment Agreement No. 1 may be executed in counterparts.

4.	Clauses 22 and 23 of the Term Storage Contract shall apply mutatis mutandis to this Amendment Agreement No. 1 as if references therein to the Term Storage Contract were to this Amendment Agreement No. 1.

5.	Capitalised terms not otherwise defined in this Amendment Agreement No. 1 shall have the same meaning as in the Term Storage Contract.

IN WITNESS WHEREOF the Client and the Company have caused this Amendment Agreement No. 1 to be executed by their duly authorized representatives, as of the date first above written.

ATPC Terminal N.V.

/s/ Gert Quint
Name:	Gert Quint
Position:	Director
Date:
Place:

Vitol S.A.

/s/ David Fransen
Name:	David Fransen
Position:	Managing Director
Date:	April 29, 2015
Place:	Geneva, Switzerland

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